Exhibit 10.3

[OCBC Bank Logo]	Oversea-Chinese Banking Corporation Limited 65 Chulia Street OCBC Centre Singapore 049513 Co.Reg.No.: 193200032W

PRIVATE AND CONFIDENTIAL

For Customer’s Retention

Our Ref: E/2019/113879/CR/TT/RC

16 October 2019

TELEDIRECT PTE LTD

750B Chai Chee Road

#04-05 to 08 Technopark @ Chai Chee

Singapore 469002

Attn:	Mr Laurent Junique

Dear Sir(s)/Madam

REVISION OF TERMS AND CONDITIONS FOR CREDIT FACILITIES

We refer to our Facility Letter dated 29/04/2019, duly accepted by you.

We are pleased to advise you that the Bank is agreeable to extend to you a new Foreign Exchange Facility limit of S$5,000,000 and existing Interest Rate Derivatives Facility limit shall be reduced to S$3,500,000.

Please be informed that the Bank is also agreeable to discharge the following securities:

(a)	Existing First Charge of at least 99.99% of the shares of Agorae Pte Ltd held by Junique Laurent Bernard Marie.

(b)	Existing First Charge of all your shares held by Junique Laurent Bernard Marie.

(c)	Existing First Closed Charge of 99.95% shares of Teledirect Telecommerce (Philippines) Inc. held by Agorae Pte Ltd.

(d)	Existing Debenture incorporating a Fixed and Floating charge over existing and future assets of Agorae Pte Ltd.

The discharge of the above (c) and (d) is subject to the following conditions:

(i)	Negative Pledge

You shall procure that Agorae Pte Ltd undertakes and agrees that save for mortgages, charges, pledges, liens or any other encumbrances which are currently subsisting and which have been previously disclosed to the Bank, Agorae Pte Ltd shall not, without the Bank’s prior written consent, create or cause to subsist any mortgage, charge, pledge, lien or any other encumbrance whatsoever over the whole or any part of Agorae Pte Ltd’s undertakings and assets whatsoever and wheresoever situate, both present and future.

EB CDT

[OCBC Bank Logo]	Oversea-Chinese Banking Corporation Limited 65 Chulia Street OCBC Centre Singapore 049513 Co.Reg.No.: 193200032W

Our Ref: E/2019/113879/CRITT/RC TELEDIRECT PTE LTD	2 PRIVATE & CONFIDENTIAL

(ii)	Pari Passu

You shall procure that Agorae Pte Ltd undertakes and agrees that Agorae Pte Ltd shall ensure and procure that its payment obligations under the Facility Letter rank and will at all times rank at least equally and rateably in all respects with all its other unsecured indebtedness except for such indebtedness as would, by virtue only of the law in force in Singapore from time to time, be preferred in the event of its dissolution.

Accordingly, clause 2.4 shall form part of the above Facility Letter whilst clauses 4 and 8.2 to 8.4 shall be amended and replaced as follows:

2.	PURPOSE

2.4	Foreign Exchange	: For forward contract including non-deliverable forward I FX swaps up to 6 months.

4.	SECURITY/SUPPORT

The Facility will be secured by the following in form and substance satisfactory to the Bank:-

4.1

Existing First Charge of all your shares held by Agorae Pte Ltd or such other security over securities, shares, stocks, bonds, notes, interest or units in mutual funds or unit trust schemes or other collective investment schemes, in form and substance acceptable to the Bank and as required by the Bank from time to time, whether quoted or otherwise (hereinafter referred to as the “Charged Securities”).

4.2

Existing First Closed Charge of 100% of Teledirect Telecommerce Sdn Bhd held by you or such other security over securities, shares, stocks, bonds, notes, interest or units in mutual funds or unit trust schemes or other collective investment schemes, in form and substance acceptable to the Bank and as required by the Bank from time to time, whether quoted or otherwise (hereinafter referred to as the “Charged Securities”).

4.3

Execution of such transfer or other forms and notices as may be required by the Bank from time to time in favour of the Bank or such other party as the Bank may in its absolute discretion direct or nominate and deliver the certificates relating to the Charged Securities (under Clauses 4.1 and 4.2) to the Bank or to its nominee(s).

4.4	Existing Debenture incorporating a Fixed and Floating First Charge over all your present and future assets.

4.5	Existing Fixed Charge over your Accounts Receivables.

EB CDT

[OCBC Bank Logo]	Oversea-Chinese Banking Corporation Limited 65 Chulia Street OCBC Centre Singapore 049513 Co.Reg.No.: 193200032W

Our Ref: E/2019/113879/CRITT/RC TELEDIRECT PTE LTD	3 PRIVATE & CONFIDENTIAL

4.6	Existing Charge of Cash and Security Agreement (First Party) over your operating account(s) maintained with the Bank.

4.7

Existing Subordination Deed by Junique Laurent Bernard Marie in respect of all liabilities owed to him by Agorae Pte Ltd including loans and advances he has provided for the Acquisition and any other loans he has provided, shall be subordinated to this Facility.

“Acquisition” means the acquisition by Agorae Pte Ltd from the Vendor (WPP Singapore Pte. Ltd.) of 800,700 of your shares.

4.8	Existing Deed of Subordination by the shareholders and/or related companies for all loans extended to you.

4.9

Existing Deed of Subordination by Junique Laurent Bernard Marie in respect of all liabilities owed to him by you, present and/or future, including loans and advances he has provided (or may, in future provide), shall be subordinated to this Facility.

4.10	Existing Deed of Guarantee and Indemnity for all monies dated 18/09/2018 from Junique Laurent Bernard Marie.

The Bank will discharge Junique Laurent Bernard Marie as guarantor in the event that you or your Group is successful in your public listing in the Singapore Exchange.

4.11	Existing Deed of Guarantee and Indemnity for all monies under the Facilities Agreement dated 18/09/2018 from Agorae Pte Ltd.

8.	FINANCIAL COVENANTS

8.2	Your Total Indebtedness to Tangible Networth shall not exceed 1.5 times at all times.

Total Indebtedness is defined as the total loans, Banker’s Guarantee amounts and all interest, commissions, fees, expenses and other moneys whatsoever which are at that time owing or expressed to be payable.

8.3	You shall procure that Agorae Pte Ltd maintains consolidated Tangible Networth of not less than S$42,000,000 at all times.

Tangible Networth is defined as Networth less the sum of Intangibles.

8.4	You shall procure that Agorae Pte Ltd consolidated Total Indebtedness to Tangible Networth shall not exceed 1.5 times at all times.

Total Indebtedness is defined as the total loans, Banker’s Guarantee amounts and all interest, commissions, fees, expenses and other moneys whatsoever which are at that time owing or expressed to be payable.

EB CDT

[OCBC Bank Logo]	Oversea-Chinese Banking Corporation Limited 65 Chulia Street OCBC Centre Singapore 049513 Co.Reg.No.: 193200032W

Our Ref: E/2019/113879/CRITT/RC TELEDIRECT PTE LTD	4 PRIVATE & CONFIDENTIAL

This offer is subject to completion of all documentation (as the Bank may require) in form and substance acceptable to the Bank. If the documentation are not completed within three (3) months from the date of acceptance of this Facility Letter, then this offer will lapse, unless the Bank in its absolute discretion agrees in writing to extend this offer.

To the extent that the same are not inconsistent with the express terms herein, the Bank’s Standard Terms and Conditions Governing Banking Facilities and any amendments, supplements or replacements thereto from time to time shall form part of and be deemed to be incorporated in this offer.

Save for the above, all other terms and conditions as enumerated in our previous Facility Letters shall continue to apply so long as they are not inconsistent with this Facility Letter. In the event of any inconsistencies, the term and conditions enumerated in this Facility Letter shall prevail.

The Bank reserves the right to request you, from time to time, to furnish it with documentary evidence (in form and substance acceptable to the Bank) showing your compliance with all the terms and conditions required by the Bank and to execute any further document(s) deemed necessary by the Bank.

We trust that the above terms and conditions are acceptable to you. This offer will lapse after 14 days from the date of this Facility Letter, unless otherwise arranged.

Please signify your acceptance by signing and returning to us the duplicate copy of this Facility Letter. Notwithstanding your failure to accept and return this Facility Letter within the deadline set out above, the use of the Facilities by you shall be deemed as your acceptance of all terms and conditions as stated.

If you have any queries, please do not hesitate to contact Tim Tee at 6530 7417 who shall be pleased to assist you.

We are pleased to be of service to you and look forward to hearing from you in due course.

Yours faithfully

for OVERSEA-CHINESE BANKING CORPORATION LIMITED

/s/ Tim Tee	/s/ Karen Soh
Tim Tee Director Middle Markets & Services Global Enterprise Banking	Karen Soh Team Head Director Middle Markets & Services Global Enterprise Banking

EB CDT

[OCBC Bank Logo]	Oversea-Chinese Banking Corporation Limited 65 Chulia Street OCBC Centre Singapore 049513 Co.Reg.No.: 193200032W

Our Ref: E/2019/113879/CRITT/RC TELEDIRECT PTE LTD	5 PRIVATE & CONFIDENTIAL

We hereby accept the Facilities on the terms and conditions contained in this Facility Letter and in the Bank’s Standard Terms and Conditions Governing Banking Facilities (OCBC Legal / Oct 2018).

We confirm there is no change to our Memorandum and Articles of Association.

For and on behalf of TELEDIRECT PTE LTD Name of Authorised Signatory(ies): Date:

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